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EXHIBIT 10.25
LETTER AGREEMENT DATED APRIL 21, 1997 WITH THOMAS P. KEHLER

                                 CONNECT, INC.

                         AGREEMENT AND MUTUAL RELEASE

          This Agreement and Mutual Release ("AGREEMENT") is made by and between CONNECT, Inc., a Delaware corporation (the "COMPANY"), and Thomas P. Kehler ("MR. KEHLER").

          WHEREAS, Mr. Kehler is employed by the Company; and

          WHEREAS, the Company and Mr. Kehler have mutually agreed to terminate the existing employment relationship and to release each other from any claims arising from or related to the employment relationship.

          NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Mr. Kehler (collectively referred to as the "PARTIES") hereby agree as follows:

     1.  RESIGNATION; CONTINUATION OF EMPLOYMENT.
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         (a) Mr. Kehler and the Company agree to the following terms with respect to continuation of Mr. Kehler's employment by the Company:

             (i) that Mr. Kehler's status as President, Chief Executive Officer and a member of the Board of Directors of the Company terminated on April 8, 1997 (the "Resignation Date"), provided, however, that Mr. Kehler's employment with the Company shall continue beyond the termination of such status as provided in this Agreement;

             (ii) that Mr. Kehler shall continue to work as an employee of the Company until April 8, 1998, and shall be entitled to receive an annual salary of $50,000 (less applicable withholding) while so employed. Mr. Kehler's last day of employment is referred to in this Agreement as the Termination Date; and

             (iii) that as a condition to Mr. Kehler's continued employment with the Company, Mr. Kehler agrees to provide services to assist the President, or other employees of the Company as designated by the President, in fulfilling such tasks reasonably consistent with Mr. Kehler's prior position with the Company as identified by the President.

     2.  SEVERANCE PAYMENT.  In consideration for the release of claims set
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forth below and other obligations under this Agreement, the Company agrees to pay Mr. Kehler a lump sum severance payment of $100,000 (less applicable tax withholding) on the Effective Date of this Agreement.

     3.  EMPLOYEE BENEFITS.
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         (a) Mr. Kehler shall continue to receive the Company's life, medical, dental and vision insurance benefits at Company expense until the Termination Date, which date shall be the "qualifying event" date under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

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Following such date, Mr. Kehler shall have the right to continue, at his own expense, coverage under the Company's medical, dental and vision (but not life) insurance programs as provided by COBRA. Mr. Kehler's coverage under the Company's Accidental Death & Dismemberment and Long-Term Disability Insurance Programs shall terminate on the Termination Date.

          (b) Mr. Kehler shall be entitled to keep and assume ownership of the Company's laptop computer in his possession. Mr. Kehler shall be responsible for any and all maintenance and repair costs incurred with respect to the computer after the Effective Date of the Agreement.

          (c) The Company agrees to maintain Mr. Kehler's voicemail and electronic mail addresses on the Company's systems through the Termination Date.

          (d) Except as otherwise provided above, Mr. Kehler shall not be entitled to participate in any of the Company's benefit plans or programs offered to employees or officers of the Company, including, but not limited to, any accrual of vacation, after the Resignation Date.

     4.  STOCK OPTIONS.  Under the terms of the Stock Option Agreements issued
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to Mr. Kehler over the course of his employment with the Company, Mr. Kehler was granted options to purchase 83,600 (the "JULY 1992 OPTIONS"), 30,550 (the "APRIL OPTIONS"), 80,715 (the "JULY 1993 OPTIONS"), 10,000 (the "MAY OPTIONS"), 30,000
(the "DECEMBER OPTIONS") and 375,000 (the "JANUARY OPTIONS") shares (on a post-split basis), respectively, of the Company's Common Stock under the Company's 1989 Stock Option Plan and 1996 Stock Option Plan. As of the Resignation Date, the Company's repurchase rights under the July 1992, April, July 1993, May, December and January options shall have lapsed to the extent of 83,600, 30,550, 80,715, 9,443, 16,874, and 78,120 shares, respectively. In consideration for the release of claims set forth below and other obligations under this Agreement, the Parties agree that, as of the Effective Date of this Agreement, the Company shall no longer have the right to repurchase 25,000 additional shares of the Company's Common Stock, pursuant to the terms of the January Options so that as of the Effective Date of this Agreement, a total of 103,120 shares of the January Options shall be fully vested. Pursuant to the terms of
Section 1(g) of the Stock Option Agreement issued to Mr. Kehler for the January Options, the Board of Directors of the Company has determined that the Performance Objectives set forth therein have not been satisfied. In accordance with the terms of the Stock Option Agreements for the May, December and January Options and this Agreement, the Company's repurchase rights under such options shall continue to lapse at the rate of 1/36 per month for the May Options, at the rate of 1/48 per month for the December Options and at the rate of 1/72 per month for the January Options through August 31, 1997. As a result of the continuation of such options after the Resignation Date, the Company's repurchase rights under the May, December and July Options shall lapse to the extent of an additional 557, 3,125 and 20,832 shares, respectively. The remaining unvested 10,001 and 251,048 shares of the December and January
Options, respectively, shall expire on August 31, 1997. Mr. Kehler acknowledges and agrees that he remains bound by all other terms of the Stock Option Agreements issued by the Company to Mr. Kehler.

     5.  NO OTHER PAYMENTS DUE.  The Company agrees that it will continue to pay
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to Mr. Kehler the salary described in Section 1(a)(ii) through the Termination
Date in accordance with the Company's normal payroll practices, and

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that the Company will pay to Mr. Kehler on or before the Termination Date all salary as may then be due to Mr. Kehler. Mr. Kehler will execute an acknowledgment of receipt of all such payments as received and an acknowledgment that, in light of the payment by the Company of all wages due, or to become due to Mr. Kehler, California Labor Code Section 206.5 is not applicable to the Parties hereto. That Section provides in pertinent part as follows:

               No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

     6.  RELEASE OF CLAIMS.  In consideration for the obligations of both
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parties set forth in this Agreement, Mr. Kehler and the Company, on behalf of themselves, and their respective heirs, executors, officers, directors, employees, investors, stockholders, administrators and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, stockholders, administrators and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the date of this Agreement including, without limitation:

         (a) any and all claims relating to or arising from Mr. Kehler's employment relationship with the Company and the termination of that relationship;

         (b) any and all claims relating to, or arising from, Mr. Kehler's right to purchase, or actual purchase of shares of stock of the Company;

         (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied, negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; negligence; and defamation;

         (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act;

         (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

         (f) any and all claims for attorneys' fees and costs.

         The Company and Mr. Kehler agree that the release set forth in this
Section 6 shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred or specified under this Agreement.

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     7.  ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA.  Mr. Kehler acknowledges
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that he is waiving and releasing any rights he may have under the Age
Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Mr. Kehler and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Mr. Kehler acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Mr. Kehler was already entitled. Mr. Kehler further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-
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one (21) days within which to consider this Agreement; (c) he has at least seven
(7) days following the execution of this Agreement by the Parties to revoke the Agreement (the "Revocation Period"); and (d) this Agreement shall not be effective until the Revocation Period has expired.

     8.  CIVIL CODE SECTION 1542.  The Parties represent that they are not aware
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of any claim by either of them other than the claims that are released by this
Agreement. Mr. Kehler and the Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code
Section 1542, which provides as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Mr. Kehler and the Company, being aware of said Code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

     9.  NONDISCLOSURE OF CONFIDENTIAL AND PROPRIETARY INFORMATION.  Mr. Kehler
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understands and agrees that his obligations to the Company under his existing
Proprietary Information and Inventions Assignment and Confidentiality Agreement between Mr. Kehler and the Company (the "CONFIDENTIALITY AGREEMENT"), a copy of which is attached hereto as Exhibit A, shall continue through the Termination
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Date and shall survive termination of his relationship with the Company under this Agreement and that Mr. Kehler shall continue to maintain the confidentiality of all confidential and proprietary information of the Company as provided by the Confidentiality Agreement. Mr. Kehler agrees that at all times hereafter, he shall not intentionally divulge, furnish or make available to any party any of the trade secrets, patents, patent applications, price decisions or determinations, inventions, customers, proprietary information or other intellectual property of the Company, until after such time as such information has become publicly known otherwise than by act of collusion of Mr. Kehler.

     10.  NONCOMPETITION AND NONSOLICITATION.  Mr. Kehler agrees that through
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the Termination Date, Mr. Kehler shall not, without the prior written consent of the Company, at any time, directly or indirectly, whether or not for compensation, (a) engage in, or have any interest in any person, firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, consultant, partner or otherwise) that engages in any activity that is in direct competition with the Company, including without limitation, Open Market, Inc. and BroadVision, but excluding companies that may on their own decide to build interactive commerce software as part of a broader

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business initiative but that do not specifically aim to license application software to others in direct competition with the Company, (b) divert or attempt to divert from the Company, or any affiliated company, any business of a kind involving the professional specialties or product lines indicated in clause (a) above, or (c) induce or attempt to induce any person who is an employee of the Company, or any affiliated company, to leave the Company, or any affiliated company, to become an employee of any person, firm, corporation or business described in clause (a) above; provided, however, that Mr. Kehler may own up to
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1% of the securities of any company whose securities are publicly traded that is of a sort described in clause (a) above. It is expressly agreed by the Parties that Mr. Kehler may pursue and engage in full-time employment that does not conflict with his obligations under the preceding sentence and Section 1(a)(iii) of this Agreement and that such employment shall not constitute a breach of this Agreement by Mr. Kehler.

     The Parties intend that the covenant contained in the preceding paragraph shall be construed as a series of separate covenants, one for each county or other geographic or political subdivision of each jurisdiction in which the Company conducts business. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this paragraph, then the unenforceable covenant shall be deemed eliminated from the provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

     11.  NON-DISPARAGEMENT.  Each Party agrees to refrain from any
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disparagement, criticism, defamation, slander of the other, or tortious interference with the contracts and relationships of the other.

     12.  AUTHORITY.  The Company represents and warrants that the undersigned
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has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Mr. Kehler represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

     13.  NO REPRESENTATIONS.  Neither Party has relied upon any representations
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or statements made by the other Party hereto which are not specifically set forth in this Agreement.

     14.  SEVERABILITY.  In the event that any provision hereof becomes or is
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declared by a court or other tribunal of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     15.  ARBITRATION.  The Parties shall attempt to settle all disputes arising
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in connection with this Agreement through good faith consultation.  In the event no agreement can be reached on such dispute within fifteen (15) days after notification in writing by either Party to the other concerning such dispute, the dispute shall be settled by binding arbitration to be conducted in Santa Clara County before the American Arbitration Association under its California Employment Dispute Resolution Rules, or by a judge to be mutually

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agreed upon. The arbitration decision shall be final, conclusive and binding on both Parties and any arbitration award or decision may be entered in any court having jurisdiction. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties further agree that the prevailing Party in any such proceeding shall be awarded reasonable attorneys' fees and costs. This Section 15 shall not apply to the Confidentiality Agreement. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS.

     16.  ENTIRE AGREEMENT.  This Agreement, and the exhibit hereto, represent
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the entire agreement and understanding between the Company and Mr. Kehler concerning Mr. Kehler's separation from the Company, and supersede and replace any and all prior agreements and understandings concerning Mr. Kehler's relationship with the Company and his compensation by the Company, other than the Stock Option Agreements described in Section 4 and the Confidentiality Agreement described in Section 10.

     17.  NO ORAL MODIFICATION.  This Agreement may only be amended in writing
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signed by Mr. Kehler and the Company.

     18.  GOVERNING LAW.  This Agreement shall be governed by the laws of the
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State of California, without regard to its conflicts of law provisions.

     19.  EFFECTIVE DATE.  This Agreement is effective seven days after it has
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been signed by both Parties and such date is referred to herein as the
"EFFECTIVE DATE."

     20.  COUNTERPARTS.  This Agreement may be executed in counterparts, and
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each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     21.  ASSIGNMENT.  This Agreement may not be assigned by Mr. Kehler or the
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Company without the prior written consent of the other party.  Notwithstanding the foregoing, this Agreement may be assigned by the Company to a corporation controlling, controlled by or under common control with the Company without the consent of Mr. Kehler.

     22.  VOLUNTARY EXECUTION OF AGREEMENT.  This Agreement is executed
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voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

          (a) they have read this Agreement;

          (b) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          (c) they understand the terms and consequences of this Agreement and of the releases it contains; and

          (d) they are fully aware of the legal and binding effect of this Agreement.

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     IN WITNESS WHEREOF, the Parties have executed this Agreement and Mutual
Release on the respective dates set forth below.


 CONNECT, INC.


Dated as of April 21, 1997         By:    /s/ GORDON J. BRIDGE
                                       -------------------------
                                   Title:  President & Chief Executive Officer



 THOMAS P. KEHLER, an individual


Dated as of April 21, 1997                /s/ THOMAS P. KEHLER
                                       -------------------------
                                       Thomas P. Kehler

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